Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-140395, 333-142135 and 333-152900) of our reports dated February 26, 2009, with respect to the consolidated financial statements and schedules of Employers Holdings, Inc. and the effectiveness of internal control over financial reporting of Employers Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Los Angeles, California
February 26, 2009

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